CERTIFICATE OF DESIGNATIONS, PREFERENCES

                       AND RIGHTS OF SERIES D CONVERTIBLE

                                 PREFERRED STOCK

                                       OF

                                   ENZON, INC.

         ENZON, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held on February 27, 1997, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of twenty thousand (20,000) shares of Series D Convertible Preferred Stock (the "Series D Preferred Shares") of the Company, as follows:

               RESOLVED, that the Company is authorized to issue 20,000 shares of Series D Convertible Preferred Stock (the "Series D Preferred Shares") which shall have the following powers, designations, preferences and other special rights:

                    (1) Dividends.  The holders of the Series D Preferred Shares shall not be entitled to dividends.

                    (2) Conversion of Series D Preferred Shares.  The holders of the Series D Preferred Shares shall have the right, at their option, to convert the

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               Series D  Preferred  Shares  into  shares of Common  Stock on the following terms and conditions:

               (a) Each Series D Preferred Share shall be convertible at any time after the date of issuance (or, if such Series D Preferred Share is called for redemption, at any time up to and including, but not after, the close of business on the fifth full business day prior to the date fixed for such redemption, unless default shall be made by the Company in providing the funds for the payment of the redemption price), into fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock of the Company as constituted at the time of such conversion, at the conversion price (the "Conversion Price") in effect at the time of conversion determined as hereinafter provided. Each Series D Preferred Share shall have a value of $100 (the "Stated Value") for the purpose of such conversion and the number of shares of Common Stock issuable upon conversion of each of the Series D Preferred Shares shall be determined by dividing the Stated Value thereof by the Conversion Price then in effect. Every reference herein to the Common Stock of the Company (unless a different intention is expressed) shall be to the shares of the Common Stock of the Company, $.01 par value, as such stock exists immediately after the issuance of the Series D Preferred Shares provided for hereunder, or to stock into which such Common Stock may be changed from time to time thereafter.

               (b) The Conversion Price shall be eighty percent (80%) (the "Conversion Percentage") of $2.4625, subject to adjustment as provided herein. If the registration statement (the "Registration Statement") covering the shares of Common Stock issuable upon conversion of the Series D Preferred Shares (the "Registration Rights Agreement") has not been declared effective by the U.S. Securities and Exchange Commission ("SEC") within two hundred ten (210) days after the date of issuance of the Series D Preferred Shares, or if, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement by reason of stop order, the Company's failure to update the Registration Statement in accordance with the rules and regulations of the SEC or otherwise, or if the Common Stock is not listed or included for quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System (the "NASDAQ-NMS"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), or the NASDAQ SmallCap Market (the "NASDAQ SmallCap") then, as partial relief for the damages to the holder by reason of any such delay in or reduction of its ability to sell the shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, except that such remedy shall be the exclusive remedy for any delay in the effectiveness of the Registration Statement provided the Registration Statement

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               is declared  effective  by the SEC within 210 days after the date of issuance of the Series D Preferred Shares), the Conversion Percentage shall be reduced by a number of percentage points equal to three (3) times the sum of: (i) the number of months (prorated for partial months) after the end of such 210 day period and prior to the date the Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period (and from any period under clause (ii) immediately below) delays which are attributable to changes in the Registration Statement required by the holders of Series D Preferred Stock, including, without limitation, changes in the plan of distribution; (ii) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement (by reason of stop order, the Company's
          failure  to  update  the   Registration   or   otherwise)   after  the
          Registration Statement has been declared effective; and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the NASDAQ-NMS, NYSE, AMEX, or NASDAQ SmallCap after the Registration Statement has been declared effective; provided that the aggregate number of months that are the basis of a reduction in the Conversion Percentage pursuant to the foregoing clauses (i), (ii) and (iii) shall not exceed twelve (12). (For example, if the Registration Statement becomes effective one and one-half (1 1/2) months after the end of such 210 day period, the Conversion Percentage would be 75.5% until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of two (2) months, the Conversion Percentage would then be 69.5%.) If the holder converts Series D Preferred Shares into Common Stock and an adjustment to the Conversion Percentage is required subsequent to such conversion, but prior to the sale of such Common Stock by such holder, the Company shall pay to such holder, within five (5) days after receipt of a notice of the sale of such Common Stock from such holder, an amount equal to $1.97 multiplied by three-hundredths (.03) times the number of months (prorated for partial months) for which an adjustment was required; provided that the aggregate number of months for which such an adjustment is required (when added to the number of months for which an adjustment is made pursuant to clauses (i), (ii) and (iii) above) shall not exceed twelve (12). Such amount may be paid at the Company's option in cash or Common Stock valued based on the Average Market Price (as hereinafter defined) of the Common Stock for the period of five (5) consecutive trading days ending on the date of the sale of such Common Stock; provided, however, that any amounts due as to that period during which the shares are not traded or included for quotation on the NASDAQ-NMS, NYSE, AMEX or NASDAQ SmallCap shall be paid in cash only. (For example, if the Conversion Percentage was 75.5% at the time of conversion of $1,000,000 in Stated Value of Series D Preferred Shares (such that the Series D Preferred Shares were converted into Common Stock having an Average Market Price for the applicable period in aggregate of $1,324,503) and subsequent to conversion

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
               there was a further two (2) month delay in the Registration Statement's being declared effective, and such Common Stock was sold at the end of such two (2) month period, the Company would pay to the holder $79,470.20 in cash or Common Stock.)

               "Average Market Price" of any security for any period shall be computed as the arithmetic average of the closing bid prices for such security for each trading day in such period on the NASDAQ-NMS, or, if the NASDAQ-NMS is not the principal trading market for such security, on the principal trading market for such security, or, if market value cannot be calculated for such period on any of the foregoing bases, the average fair market value during such period as reasonably determined in good faith by the Board of Directors of the Company.

               (c) If the  Company  shall  consolidate  with or  merge  into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Series D Preferred Share shall thereafter be convertible into the number of shares of stock or securities (the "Resulting Securities") or property of the Company, or of the entity resulting from such consolidation or merger, to which a holder of the number of shares of Common Stock delivered upon conversion of such Series D Preferred Share would have been entitled upon such Major Transaction had the holder of such Series D Preferred Share exercised its right of conversion and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; provided, however, that the Company shall give the holders of the Series D Preferred Shares written notice of any Major Transaction promptly upon the execution of any agreement whether or not binding in connection therewith (including without limitation a letter of intent or agreement in principle) and in no event shall a Major Transaction be consummated prior to ninety (90) days after such notice.

               (d) The Company shall not issue any fraction of a share of Common Stock upon any conversion, but shall pay in cash therefor at the Conversion Price then in effect multiplied by such fraction.

               (e) On presentation and surrender to the Company (or at any office or agency maintained for the transfer of the Series D Preferred Shares) of the certificates of Series D Preferred Shares so to be converted, duly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank (a "Conversion Notice"), with signatures guaranteed, the holder of such Series D Preferred Shares shall be entitled,

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

               subject to the limitations herein contained, to receive in exchange therefor a certificate or certificates for fully paid and nonassessable shares, which certificates shall be delivered by the second trading day after the date of delivery of the Conversion Notice, and cash for fractional shares, of Common Stock on the foregoing basis. The Series D Preferred Shares shall be deemed to have been converted, and the person converting the same to have become the holder of record of Common Stock, for all purposes as of the date of delivery of the Conversion Notice.

               (f) The Company shall, so long as any of the Series D Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series D Preferred Shares then outstanding.

               (g) The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series D Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series D Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

     (3) Voting Rights. Holders of Series D Preferred Shares shall have no voting rights, except as required by law and by Section 7 hereof.

     (4) Redemption. The Company may, but shall not be obligated to, at any time subsequent to ninety (90) days after the issuance of the Series D Preferred Shares, redeem the whole or any part of the Series D Preferred Shares then outstanding at a redemption price of $127 per Preferred Share, in accordance with the following redemption procedures:

          (a) In case of redemption of only part of the Series D Preferred Shares at any time outstanding, the Company shall designate the amount of Series D Preferred Shares so to be redeemed and shall redeem such Series D Preferred Shares on a pro rata basis. Subject to the limitations and provisions herein contained, the Board of Directors shall have the power and authority to prescribe the terms and conditions upon which the Series D Preferred Shares shall be redeemed from time to time.

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          (b) Notice of every  redemption shall be given by mail to every holder of record of any Series D Preferred Shares then to be redeemed, at least thirty (30), but no more than ninety (90), days prior to the date fixed as the date for the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Company. The notice shall state that the Series D Preferred Shares shall be redeemed by the Company at the redemption price specified above, upon the surrender for cancellation, at the time and place designated in such notice, of the certificates representing the Series D Preferred Shares to be redeemed, properly endorsed in blank for transfer, or accompanied by proper instruments of assignment and transfer in blank, with signatures guaranteed, and bearing all necessary transfer tax stamps thereto affixed and cancelled. On and after the date specified in the notice described above, each holder of Series D Preferred Shares called for redemption shall be entitled to receive therefor the specified redemption price upon presentation and surrender at the place designated in such notice of the certificates for Series D Preferred Shares called for redemption, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, with signatures guaranteed, and bearing all necessary transfer tax stamps thereto affixed and cancelled.

          (c) If the Company shall give notice of redemption as aforesaid (and unless the Company shall fail to pay the redemption price of the Series D Preferred Shares presented for redemption in accordance with such notice), all Series D Preferred Shares called for redemption shall be deemed to have been redeemed on the date specified in such notice, whether or not the certificates for such Series D Preferred Shares shall be surrendered for redemption, and such Series D Preferred Shares so called for redemption shall from and after such date cease to represent any interest whatsoever in the Company or its property, and the holders thereof shall have no rights other than the right to receive such redemption price without any interest thereof from and after such date.

     (5) Liquidation, Dissolution, Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the Common Stock, an amount equal to the Stated Value per Series D Preferred Share, provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series D Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series D Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series D Preferred Shares and Pari Passu

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Shares  shall  receive a  percentage  of the  Preferred  Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Series D Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation nor merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series D Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

     (6) Preferred Rank. All shares of Common Stock shall be of junior rank to all Series D Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution or winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series D Preferred Shares. The Series D Preferred Shares shall be of equal rank with the Company's Series A Cumulative Convertible Preferred Stock and the Series B Preferred Shares in respect of distributions and payments upon the liquidation, dissolution or winding up of the Company. Notwithstanding the foregoing, the Company may authorize and issue additional or other preferred stock which is of equal or junior rank with the Series D Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution or winding up of the Company; provided, however, that for so long as the Series D Preferred Shares remain outstanding the Company shall not issue any capital stock which is more senior in rank than the Series D Preferred Shares in respect of the foregoing preferences. In the event of the merger or consolidation of the Company with or into another corporation, the Series D Preferred Shares shall maintain their relative powers, designations and preferences provided for herein.

     (7) Vote to Change the Terms of Series D Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than two-thirds (2/3) of the then outstanding Series D Preferred Shares shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series D Preferred Shares.

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         IN WITNESS  WHEREOF,  the  Company has caused  this  certificate  to be signed by Peter G. Tombros, its President, and John A. Caruso, its Secretary, this 28th day of February 1997.

                                                     ENZON, INC.



                                                     By: /S/PETER G. TOMBROS
                                                     -----------------------
                                                              President



                                                     Attest: /S/JOHN A. CARUSO
                                                     -------------------------
                                                               Secretary

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